Exhibit 24

POWER OF ATTORNEY

The undersigned, Textron Inc. (“Textron”), a Delaware corporation, and the undersigned directors and officers of Textron, do hereby constitute and appoint E. Robert Lupone,  Elizabeth C. Perkins,  Jayne M. Donegan and Ann T. Willaman, and each of them, with full powers of substitution, their true and lawful attorneys and agents to do or cause to be done any and all acts and things and to execute and deliver any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable Textron to comply with the Securities and Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of Textron’s Annual Report on Form 10-K for the fiscal year ended January 4, 2020, which is hereby approved by the undersigned, including specifically, but without limitation, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below and to sign the names of such officers on behalf of Textron to such Annual Report filed with the Securities and Exchange Commission, to any and all amendments to such Annual Report, to any instruments or documents or other writings in which the original or copies thereof are to be filed as a part of or in connection with such Annual Report or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission; and each of the undersigned hereby approves, ratifies and confirms all that such attorneys and agents, and each of them, shall do or cause to be done hereunder and such attorneys and agents, and each of them, shall have, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, Textron has caused this Power of Attorney to be executed and delivered in its name and on its behalf by the undersigned duly authorized officer and its corporate seal affixed, and each of the undersigned has signed his or her name thereto, as of the 25th day of February, 2020.

TEXTRON INC.

SEAL	By:	/s/ Scott C. Donnelly
Scott C. Donnelly
Chairman, President and
Chief Executive Officer

ATTEST:

/s/ E. Robert Lupone
E. Robert Lupone
Executive Vice President, General Counsel,
Secretary and Chief Compliance Officer

/s/ Scott C. Donnelly	/s/ Deborah Lee James
Scott C. Donnelly	Deborah Lee James
Chairman, President, Chief	Director
Executive Officer and Director
(principal executive officer)
/s/ Lionel L. Nowell III
Lionel L. Nowell III
/s/ Kathleen M. Bader	Director
Kathleen M. Bader
Director
/s/ Lloyd G. Trotter
Lloyd G. Trotter
/s/ R. Kerry Clark	Director
R. Kerry Clark
Director
/s/ James L. Ziemer
James L. Ziemer
/s/ James T. Conway	Director
James T. Conway
Director
/s/ Maria T. Zuber
Maria T. Zuber
/s/ Lawrence K. Fish	Director
Lawrence K. Fish
Director
/s/ Frank T. Connor
Frank T. Connor
/s/ Paul E. Gagné	Executive Vice President and Chief
Paul E. Gagné	Financial Officer
Director	(principal financial officer)

/s/ Ralph D. Heath	/s/ Mark S. Bamford
Ralph D. Heath	Mark S. Bamford
Director	Vice President and Corporate Controller
(principal accounting officer)